EXHIBIT 11

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                                 Quarter            Quarter
                                                                  Ended              Ended
                                                                 June 28,           June 30,
                                                                 1996 (1)           1995 (1)
                                                              --------------    --------------
Net income (loss)                                              $     585,080     $    (230,658)
                                                              --------------    --------------
Weighted average shares of common stock and common
  equivalent shares outstanding:
    Weighted average shares of common stock
      outstanding during the period                                4,107,473         3,500,000
    Incremental shares assumed to be outstanding
      related to common stock options granted and
      outstanding , excluding options granted
      within twelve months of initial public offering                447,726           345,750
    Incremental shares assumed to be outstanding
      related to common stock options granted
      within twelve months of initial public offering                                    5,000
    Incremental shares assumed to be outstanding
      related to common stock warrants issued
      and outstanding                                                 34,725            40,000
    Shares of common stock assumed to be
      purchased with proceeds upon exercise of
      outstanding options and warrants                               (88,192)          (85,125)
                                                              --------------    --------------
                                                                   4,501,732         3,805,625
                                                              --------------    --------------
Net income (loss) per share                                    $        0.13     $       (0.06)
                                                              ==============    ==============

(1) Computations do not reflect exercise of outstanding options and warrants if the effect thereof is anti-dilutive except pursuant to Securities and Exchange Commission Accounting Bulletin Topic 4D, stock options granted during the twelve months prior to the Company's initial public offering at prices below the public offering price have been included in the calculation of weighted average shares of common stock as if they were outstanding as of the beginning of the periods presented.



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